Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Prospectus Summary – Summary Consolidated Financial Information”, “Risk Factors”, and “Experts” and to the use of our report dated April 18, 2007 on the consolidated financial statements of Narrowstep Inc., included in Post-Effective Amendment No. 4 to the Registration Statement (Form SB-2 No. 333-134023) and related Prospectus of Narrowstep Inc. for the registration of 12,333,330 shares of its common stock and 13,016,667 shares of common stock issuable upon the exercise of warrants and options.

                                            /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 8, 2007